CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-220491 and No. 333-248425) and Form S-8 (No. 333-171996, No. 333-248426 and No. 333-266436) of our report dated March 12, 2021 on the consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year ended December 31, 2020 appearing in this Annual Report on Form 10-K of The First Bancshares, Inc. for the year ended December 31, 2022.

/s/ Crowe LLP

Atlanta, Georgia
March 1, 2023